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                                                                   Exhibit 10.12

                                TERMINATION OF
                         CO-BRANDED FREE ISP AGREEMENT


This Termination of Co-Branded Free ISP Agreement amends and replaces the Termination Agreement executed by the parties on June 12, 2000. This Agreement is hereby dated June 14, 2000.

Spinway, Inc., (formerly Spin Media Network, Inc.) a California corporation with its principal place of business at 925 Commercial Street, Palo Alto, CA 94303 ("Spinway") and Tutopia.com, inc., a Delaware corporation with a principal place of business at 15050 N.W. 79th Court, Miami Lakes, Florida 33016 (the "Company") (collectively, the "Parties") entered into The Co-Branded Free ISP Agreement (the "Agreement") as of January 24, 2000.

Whereas, Spinway is an advertising solution and free Internet Service Provider ("ISP") that owns and operates a service that allows people to receive free access to the Internet (the "Spinway Service");

Whereas, the Company has approximately 17,000 Service Users currently using the Spinway Client (the "Spinway Service Users");

Whereas, Company paid a $50,000 development fee to Spinway pursuant to the Agreement;

Whereas, the Parties, pursuant to Section 12.4 of the Agreement, now mutually desire to terminate the Agreement;

Now, Therefore, Spinway and Company hereby agree, for and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, as follows:

1. All capitalized terms used herein that are not otherwise defined in this termination agreement shall have the same meanings as in the Agreement.

2. Company will provide network support the 17,000 Spinway Service Users at least until August 1, 2000. Company will no longer be required to provide support to the Spinway Service Users. Company and Spinway shall maintain co-ownership rights of all user information relating to those Spinway Service Users. Spinway shall maintain ownership rights to all Spinway Service User information, including, but not limited to, name and email address.

3. Company agrees to pay to Spinway (via electronic wire directly to Spinway's bank account at Silicon Valley Bank) an additional and final development fee of $250,000 (U.S.) on or before 5:00p.m. Pacific Standard Time on Thursday June 15, 2000.

4. Company agrees to issue to Spinway a warrant to purchase 210,000 shares (equal to approximately 1.5% of the total outstanding and fully diluted shares of IFX Corporation) of IFX Corp. ("IFX") common stock (the "Warrants"). The Warrants shall be fully vested and exercisable immediately after pricing and shall expire four (4) years after the issuance. The Warrants shall be priced at a price equivalent to the common stock per share price of the next private equity round investment in IFX, but in no event will the price exceed $14.50 per share or be lower than $9.00 per share. If IFX does not complete a private equity round on or before August 1, 2000, then the Warrant shall be priced at $9.00 per share. The shares issuable upon the exercise of the Warrant shall be subject to the same piggyback and S3 registration rights as the investors in the private equity round referenced in this paragraph.

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                                                                   Exhibit 10.12


5. The Parties hereby terminate the Agreement and except with respect to breaches of this Termination of Co-branded Free ISP Agreement, neither the Company nor Spinway will be liable for damages or compensation of any kind.Spinway and Company hereby release the other from any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and chooses in action of whatever nature or type which any of Spinway or Company may have, or may have, or which have been, or could have been, or in the future otherwise might have been asserted other than those that arise under this Termination Agreement.

6. The Effective Date of this Termination of Co-Branded Free ISP Agreement is June 14, 2000.


Spinway, Inc. ("Spinway"):              Company:


By: /s/ Billy McNair                    By: /s/ Michael Shalom
   ------------------------------

Name: Billy McNair_______________       Name: Michael Shalom_____________

Title: VP, Business Development         Title: CEO
      ---------------------------              ----
June 14, 2000                           June 14, 2000
---------------------------------       ---------------------------------
IFX Corp.:


By: /s/ Joel Eidelstein
        ---------------

Name: Joel Eidelstein

Title: President

June 13, 2000